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                                                                   Exhibit 10.01


              AMENDED 1996 NASHUA CORPORATION STOCK INCENTIVE PLAN



 1.   NAME OF PLAN

      The Plan shall be known as the 1996 Nashua Corporation Stock Incentive Plan (the "Plan").


 2.   PURPOSE OF THE PLAN

      The purpose of the Plan is to attract and retain key personnel for positions of substantial responsibility and to provide additional incentive to certain officers, key employees and directors of Nashua Corporation or any Affiliated Corporation to promote the success of the Company.


 3.   DEFINITIONS

      As used herein, the following definitions shall apply:

      (a) "AFFILIATED CORPORATIONS" shall include members of the controlled group of corporations within the meaning of Section 424(e) and 424(f) of the Code.

      (b) "AWARD" means a grant or award under Section 7, 8 or 10 of the Plan.

      (c)    "COMPANY" and "CORPORATION" means Nashua Corporation.

      (d)    "BOARD" means the Board of Directors of the Company.

      (e) "COMMON STOCK" means common stock, par value $1.00 per share, of the Company.

      (f)    "CODE" means the Internal Revenue Code of 1986, as amended.

      (g) "COMMITTEE" means the Executive Salary Committee of the Board, as described in Section 5(a) hereof.

      (h) "CONTINUOUS EMPLOYMENT" or "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of employment with the Company or with an Affiliated Corporation.

      (i)    "EFFECTIVE DATE" means the date specified in Section 11 hereof.

      (j) "EMPLOYEE" means any person employed by the Company or an Affiliated Corporation.

      (k) "FAIR MARKET VALUE" means the closing price listed on the New York Stock Exchange on the date an Option is granted.

      (l) "INCENTIVE STOCK OPTION" means a stock option grant that is intended to meet the requirements of Section 422 of the Code.


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      (m)    "NON-STATUTORY STOCK OPTION" means a stock option grant that is not intended to be an Incentive Stock Option.

      (n) "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option granted pursuant to this Plan.

      (o) "OPTIONED STOCK" means the Common Stock purchasable by an Employee or Director of the Corporation pursuant to an Option.

      (p) "OPTIONEE" means an Employee or Director of the Corporation who receives an Option.

      (q) "PERFORMANCE BASED RESTRICTED STOCK" means shares of Common Stock contingently granted to an Employee under Section 8 of the Plan.

      (r)    "PLAN" means the 1996 Nashua Corporation Stock Incentive Plan.

      (s)    "SHARE" means one share of the Common Stock.

      (t)    "SUBSIDIARY" means a subsidiary of the Company as defined under
             Section 424(f) of the Code.


 4.   SHARES SUBJECT TO THE PLAN

      Subject to adjustment as provided in Section 11(h), the aggregate number of shares of Common Stock which may be issued pursuant to awards made under the Plan shall not exceed 660,000 shares. Any Shares subject to an Option which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to forfeiture or a repurchase right hereunder may again be the subject of an Award under the Plan. The Shares subject to Awards under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.


 5.   ADMINISTRATION OF THE PLAN

      (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by the Executive Salary Committee of the Board of Directors of the Company. Employees who are designated by the Committee shall be eligible to receive Awards under the Plan. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

      (b) POWERS OF THE COMMITTEE. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) (i) to interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to determine the Employees to whom Awards shall be granted under the Plan, the amount and terms of such Awards and the time when Awards will be granted, and (iv) to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to

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           time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

           Officers of the Company are hereby authorized to assist the Committee in the administration of the Plan and to execute instruments evidencing Awards on behalf of the Company and to cause them to be delivered to the Employees.

      (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.


 6.   ELIGIBILITY

      Awards may be granted by the Committee only to those officers and key Employees of the Company and of any Affiliated Corporation who are in positions in which their decisions, actions and counsel significantly impact upon the profitability of the Company. Directors who are not otherwise Employees of the Company or an Affiliated Corporation shall be eligible to receive Awards only under Section 10 hereof, and not under other Sections. An Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards. In no event, however, shall the aggregate number of Shares which may be issued under the Plan to any one individual exceed 150,000, during the term of the Plan subject to adjustment as provided in Section 11(h). For the purpose of calculating such maximum number, an Option shall continue to be treated as outstanding notwithstanding its cancellation or expiration.


 7.   STOCK OPTIONS

      (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine each Employee to whom an Option shall be granted, the number of Shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options or to grant Non-Statutory Stock Options, or to grant both types of Options. The terms and conditions of Awards of Incentive Stock Options shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing Section 422.

      (b) OPTION PRICE. The price per Share at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be less than 100% of the Fair Market Value of a Share at the time the Option is granted.

           The exercise price at which Options are granted under the Plan may not be reset except for adjustments as provided in Section 11(h). Options that lapse because of employee terminations or other reasons may be replaced with new Awards.

      (c) RESTRICTIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under this Plan shall be designated specifically as such and, for so long as the Code shall so require, shall be subject to the additional restriction that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are




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           exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. If an Incentive Stock Option which exceeds the $100,000 limitation of this Section 7(c) is granted, the portion of such Incentive Stock Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-Statutory Stock Option pursuant to Section 422(d) of the Code. In the event that such Optionee is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a Subsidiary which are also intended to comply with the provisions of
           Section 422 of the Code, such annual limitation shall apply to the aggregate number of Shares for which options may be granted under all such plans.

      (d) EXERCISE OF OPTION. An Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee; however, in no event may any Option granted hereunder be exercisable after expiration of 10 years and one day from the date of such grant. The Committee shall have the power to permit in its discretion, the acceleration of the exercise of an Option, or any portion thereof, under such circumstances and upon such terms as it deems appropriate. An Option may not be exercised for a fractional Share.

           An Option may be exercised, subject to the provisions hereof relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of each such notice), either in cash or, if permitted by the Committee, by the surrender and delivery to the Company of Shares with a fair market value (based on the New York Stock Exchange closing price on the date of payment) equal to or less than the total Option price plus cash for any difference of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised plus any state and federal withholding tax required, as provided under Section 11(a) or by any other means (including without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company's executive offices.

      (e) TERMINATION OF EMPLOYMENT. Each Option shall terminate and may no longer be exercised if the Optionee ceases to perform services for the Company or an Affiliated Corporation in accordance with the following:

           (i) If an Optionee ceases to be an employee of the Company or any Subsidiary other than by reason of death, retirement or disability, absent a determination by the Committee to the contrary, any Options which were exercisable by the Optionee on the date of termination of employment may be exercised any time before their expiration date or within six months after the date of termination, whichever is earlier, but only to the extent that the Options were exercisable when employment ceased. In the event an Optionee fails to exercise an



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                   Incentive Stock Option within three months after the date of termination, such Option will be treated as a Non-Statutory Stock Option pursuant to Section 422 of the Code.

           (ii) In the case of death or disability of the Optionee, Options which were exercisable by the Optionee on the date of employment termination may be exercised at any time before their expiration date or within one year after the date of termination, whichever is earlier.

           (iii) If an Optionee's employment terminates because of retirement, any Options which were exercisable by the Optionee on the date of termination of employment may be exercised any time before their expiration date or within three years after the date of termination, whichever is earlier, but only to the extent that the Options were exercisable when employment ceased absent a determination by the Committee to the contrary at the time any such Options were granted or prior to their expiration date, as provided hereunder. Notwithstanding the foregoing, in the event an Optionee fails to exercise an Incentive Stock Option within three months after the date of his or her retirement, such Option will be treated as a Non-Statutory Stock Option.


 8.   PERFORMANCE BASED RESTRICTED STOCK

      (a) All shares of Performance Based Restricted Stock granted hereunder (including any shares received in respect of the Performance Based Restricted Stock as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to the following restrictions:

           (1) No shares of Performance Based Restricted Stock or any interest therein shall be transferred or disposed of either voluntarily or involuntarily, directly or indirectly, by sale, gift, pledge or otherwise, unless such shares of Performance Based Restricted Stock shall have then been released from such restrictions on transfer, and any attempted transfer or disposition of shares of Performance Based Restricted Stock while they are restricted shall be null and void and of no effect.

           (2) The restrictions imposed under Paragraph (a)(1) above upon shares of Performance Based Restricted Stock shall terminate within times determined by the Committee only upon the attainment of performance conditions such as earnings, share price or other targets set by the Committee at time of grant.

      (b) If such performance conditions are not met by dates set by the Committee at time of Award, all of the Performance Based Restricted Stock subject to restrictions under said grant at such dates, together with accumulated dividends thereon, shall be forfeited and revert to the Company.



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      (c)  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Performance Based Restricted Stock shall be granted, the number of Shares of Performance Based Restricted Stock to be granted to each Employee, and the other terms and conditions of such Awards.

      (d) Shares of Performance Based Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the restricted period. Certificates issued in respect of shares of Performance Based Restricted Stock shall be registered in the name of the Employee and deposited by such Employee, together with a stock power endorsed in blank, with the Company. At the expiration of the restricted period, the Company shall deliver such certificates to the Employee or the Employee's legal representative.

      (e) Unless otherwise determined by the Committee at or after grant, if an Employee's employment terminates for any reason, the Performance Based Restricted Stock which is unvested or subject to restriction shall thereupon be forfeited.

      (f) Subject to adjustment as provided in Section 11(h), Awards of Performance Based Restricted Stock may not exceed an aggregate of 150,000 shares under this Plan. Any shares reacquired by the Company pursuant to a forfeiture of Performance Based Restricted Stock may again be the subject of an Award of Performance Based Restricted Stock under the Plan.


9.    CHANGE IN CONTROL

      The Committee may provide that certain or all Options granted under
      Section 7 of the Plan shall become exercisable in full and that any time limitation (but not performance condition) applicable to any Performance Based Restricted Stock shall lapse, in the event of a Change in Control of the Corporation (as hereinafter defined). Options granted under Section 10 shall become exercisable in full for the aggregate number of Shares covered thereby in the event of a Change in Control of the Corporation.

      For purposes of this Plan, a "Change in Control of the Corporation" means any of the following events:

           (i) The acquisition, other than from the Corporation, by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"), provided, however, that any acquisition by (i) the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its

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                   subsidiaries or (ii) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, shall not constitute a Change in Control of the Corporation; or

           (ii) Individuals who, as of June 14, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to June 14, 1996 whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

           (iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be; or

           (iv) (A) a complete liquidation or dissolution of the Corporation or a (B) sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly

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                   or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.


10.   NON-EMPLOYEE DIRECTOR OPTIONS AND STOCK AWARDS

      Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 10 shall only apply to a non-employee member of the Board. The other provisions of the Plan shall apply to grants of Options under this Section 10 to the extent not inconsistent with the provisions of this Section.

      (a) Each non-employee member of the Board shall receive Non-Statutory Stock Options in accordance with the provisions of this Section 10.

           (i) Recipients of Options under this Section 10 shall enter into a stock option agreement with the Corporation, which agreement shall set forth, among other things, the exercise price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options shall be exercisable only by the recipient or the recipient's estate.

           (ii) On the Effective Date and the date after each succeeding annual stockholders meeting of the Corporation each non-employee member of the Board shall be granted a Non-Statutory Stock Option to purchase 1,000 shares of Common Stock subject to adjustment as provided in Section 11(h). The Option Price per share of Common Stock purchasable under such Options shall be equal to the Fair Market Value of the Common Stock on the date of grant subject to adjustment as provided in Section 11(h). Such Option shall remain exercisable by the Optionee or the Optionee's estate until the earliest of 10 years and one day from the date of grant, or one year after the last day of any directorship with the Corporation. Such Options shall become exercisable on the day before the annual stockholders meeting following the date of grant, providing the recipient is then a director, by payment in full in cash or in Shares of Common Stock having a fair market value (based on the New York Stock Exchange closing price on the date of payment) equal to the Option Price or in a combination of cash and such Shares.

      (b) Each non-employee member of the Board shall receive Shares in lieu of annual cash compensation as follows:

           On the Effective Date and the date after each succeeding annual stockholders meeting of the Corporation each non-employee member of the Board shall be granted a number of (unrestricted) Shares determined by dividing the amount of


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           the annual cash retainer authorized for directors (currently $15,000)
           by the closing price listed on the New York Stock Exchange on such date without taking into account fractional shares.

           Non-employee members of the Board who become members of the Board between annual stockholders meetings shall be granted a number of (unrestricted) Shares determined by dividing the amount of annual cash retainer (as prorated for periods less than one year) by the closing price listed on the New York Stock Exchange on such date without taking into account fractional shares.

           Additional annual cash compensation payable to a non-employee member of the Board elected by the Board to additional offices such as Chairman or Lead Director may be paid in cash on the date of his or her election or reelection (the "Payment Date") to such office, or any such member of the Board may elect (a "Share Election") to be granted a number of (unrestricted) Shares determined by dividing the amount of such additional annual cash compensation by the closing price listed on the New York Stock Exchange on such date without taking into account fractional shares. To receive Shares in lieu of additional annual compensation, a non-employee member of the Board must make a Share Election at least six months prior to the Payment Date. Any reversal of a Share Election (the "Share Election Reversal") will not be effective until a period of at least 6 months from the date of such Share Election Reversal.


11.   GENERAL PROVISIONS

      (a) WITHHOLDING. Each participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such participant no later than the date of the event creating the tax liability. Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a participant.

      (b) NONTRANSFERABILITY. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant. References to a participant, to the extent relevant in the context, shall include references to authorized transferees.

      (c) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a participant the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss a participant without any liability under the Plan, except as provided herein or in any agreement entered into with respect to an Award.



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      (d)  NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable
           Award, no Optionee shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Performance Based Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Optionee shall not be entitled to the rights of a stockholder in respect of such Performance Based Restricted Stock.

      (e) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of New Hampshire.

      (f) EFFECTIVE DATE. Subject to the approval of the stockholders of the Company within one year thereof, the Plan shall be effective on June 14, 1996. Although Options and Awards may be granted prior to such stockholder approval, no Option or Award may be exercised until such approval is obtained. No Options or Awards may be granted under the Plan after June 13, 2006

      (g) AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board of Directors at any time may terminate, and at any time from time to time, and in any respect, may amend or modify, the Plan provided:

           (a) that no such termination or amendment shall adversely affect or impair any then outstanding Option or Award without the consent of the holder of such Option or Award;

           (b) no such amendment shall be made to Section 10 more frequently than once in any six-month period, unless an amendment is required in order to comport with the requirements of the Code or Rule 16(b)-3 of the Exchange Act; and

           (c)     that any such amendment which:

                   (i) increases the maximum number of Shares subject to this Plan;

                   (ii) changes the class of persons eligible to participate in this Plan; or

                   (iii) materially increases the benefits accruing to executive officers and directors of the Company under this Plan shall be subject to approval by the shareholders of the Company within one year from the effective date of such amendment and shall be null and void if such approval is not obtained.

      (h) ADJUSTMENTS AND ASSUMPTIONS. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger,



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           consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such appropriate adjustments in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the purchase price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of Shares and purchase price of the Shares.

      (i) PROVISION FOR FOREIGN PARTICIPANTS. The Committee may, without amending the Plan, modify Awards or Options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

      (j) IMPACT ON OTHER BENEFITS. The value of any Award (either on its grant date, vesting date or exercise date) shall not be includable as compensation or earnings for purposes of any other benefit plan of the Company.








As Amended 4/13/99